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                                                                 Exhibit (2)(ii)


                          STOCKHOLDER VOTING AGREEMENT

         This Agreement, made to be effective the 27th day of July 1999, by and among those individuals and entities named as Stockholders on the signature pages hereto (each of whom is individually designated herein as a "Stockholder" and collectively referred to herein as the "Stockholders"); and Cooper Tire & Rubber Company, a Delaware corporation ("Survivor").

                                   WITNESSETH:

         WHEREAS, the Company and Survivor are concurrently with the execution of this Agreement entering into an Agreement and Plan of Merger (as it may be modified or amended from time to time, the "Merger Agreement");

         WHEREAS, capitalized terms used herein and not otherwise defined herein have the meaning given such terms in the Merger Agreement;

         WHEREAS, the Stockholders have reviewed a copy of the Merger Agreement;

         WHEREAS, each Stockholder owns beneficially, and has the capacity and all necessary power and authority to vote, the Company Common Shares identified as owned by such Stockholder on EXHIBIT A hereto (respectively, the "Stockholder's Shares" and, collectively, the "Stockholders' Shares");

         WHEREAS, it is the belief of each Stockholder that the Merger is in the best interests of the Stockholders and the Company;

         WHEREAS, under the terms of the Merger Agreement the Company has agreed to call a Company Shareholders Meeting for the purpose of voting upon the approval of the Merger described in the Merger Agreement; and

         WHEREAS, the Survivor has made it a condition to entering into the Merger Agreement that the Stockholders shall have agreed to vote their Company Common Shares in favor of the Merger;

         NOW, THEREFORE, in consideration of the Company and Survivor entering into the Merger Agreement and to encourage the Survivor to enter into the Merger Agreement and complete the Merger, the parties hereto agree as follows:

         1.   AGREEMENT TO VOTE. Each Stockholder agrees, except as set forth in
Section 2 below, to vote all of his Stockholder's Shares:
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              (a)   in favor of the adoption of the Merger Agreement at the
                    Company Shareholders Meeting;

              (b)   against the approval of a Company Takeover Proposal; and


              (c) against any other transaction which is inconsistent with the obligation of the Company to consummate the Merger in accordance with the Merger Agreement.

         2. LIMITATION ON VOTING POWER. The parties hereto acknowledge and agree that nothing contained herein is intended to direct, obligate or otherwise restrict a Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director of the Company with respect to any matter, including but not limited to, the management or operation of the Company.

         3.   TERMINATION. This Agreement shall terminate on the earlier of:

              (a) by mutual consent of the Survivor, the Company and the Stockholders,

              (b) the date on which the Merger Agreement is terminated in accordance with its terms,

              (c) the date on which approval of the shareholders of the Company contemplated by the Merger Agreement shall have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of the shareholders of the Company or at any adjournment thereof, or

              (d)   the date on which the Merger is consummated.

         4. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE STOCKHOLDERS. Each Stockholder hereby covenants, represents and warrants to the Company and Survivor that:

              (a) such Stockholder owns beneficially, and has the capacity and all necessary power and authority to vote, the Company Common Shares identified as owned by such Stockholder on EXHIBIT A hereto;

              (b) this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally;

              (c) this Agreement has been duly authorized, executed and delivered by the person executing this Agreement on behalf of the Stockholder;



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              (d)   the Stockholder further agrees that, during the term of this
                    Agreement, the Stockholder will not, without the prior written consent of Survivor, sell, pledge or otherwise voluntarily dispose of any of the Company Common Shares owned by the Stockholder or take any other voluntary action which would have the effect of removing the Stockholders' power to vote the Company Common Shares or which would be inconsistent with this Agreement; and

              (e) this Agreement shall apply to all additional shares of capital stock of the Company acquired by the Stockholder (or received in exchange for or in respect of the Company Common Shares now held by such Stockholder) after the date of this Agreement, including, without limitation, any shares of capital stock of the Company actually issued and received by the Stockholder upon the exercise of Company Stock Options.

         5. SPECIFIC PERFORMANCE. Each Stockholder hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Stockholder shall be specifically enforceable and that Survivor and the Company shall be entitled to injunctive or other equitable relief upon such a breach by any Stockholder to the extent such relief is available under applicable law. Each Stockholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Survivor and the Company may have against a Stockholder for any failure to perform the Stockholder's obligations under this Agreement.

         6. GOVERNING LAW. This Agreement shall be enforceable under and construed in accordance with the laws of the State of Ohio, without application of its principles of conflict of law.

         7.   AMENDMENTS; NO WAIVERS.

              (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Stockholders, the Company and Survivor or in the case of a waiver, by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.



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         8.   WAIVERS. Any failure by any of the parties hereto to comply with any of the obligations, agreements or conditions set forth therein may be waived by the other party or parties in accordance with Section 7(a);
PROVIDED, HOWEVER, that any such waiver shall not be deemed a waiver of any other obligation, agreement or conditions.

         9. FURTHER ACTIONS. Subject to Section 2, each of the parties agrees to cooperate fully in the effectuation of the transactions contemplated hereby and to execute any and all additional documents or take such additional actions as shall be reasonably necessary or appropriate for such purpose.

         10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, which consent may be granted or withheld in such parties' sole discretion.

         11. EXCLUSIVE JURISDICTION. The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the agreements and transactions contemplated hereby shall be instituted in the Federal District Court of the Northern District of Ohio, or an Ohio state court located in Cuyahoga County, Ohio, which shall be the exclusive jurisdiction and venue of said legal proceedings, and each party hereto consents to the personal jurisdiction of such courts and waives any objection that such party may now or hereafter have to the personal jurisdiction of such courts or the laying of venue of any such action, suit or proceeding.

         12. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. SEVERABILITY. If any term, condition or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in mutually acceptable manner in order that the Merger and other transactions contemplated by this Agreement and the Merger Agreement be consummated as originally contemplated to the fullest extent possible.

         14. SEVERAL OBLIGATIONS. The obligations of each Stockholder under this Agreement are several, and not joint.




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         IN WITNESS WHEREOF, each Stockholder, the Company and Survivor have executed this Agreement to be effective as of the date set forth in the first paragraph above.



---------------------------                 ------------------------------------
Witness                                     (Stockholder)



                                            COOPER TIRE & RUBBER COMPANY


                                            By:  _______________________________
                                            Name: ______________________________
                                            Title:______________________________


                                            By:_________________________________
                                            Name: ______________________________
                                            Title:______________________________







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